Compass Pathways Announces First Quarter 2025 Financial Results and Business Highlights

Highlights:
•6-week top-line data from Part A of COMP005 phase 3 trial in treatment resistant depression on track for late June
•Phase 3 COMP006 in TRD on track for 26-week data second half of 2026
•Cash position of $260.1 million at March 31, 2025
•Conference call on May 8 at 8:00 am ET (1:00 pm UK)
LONDON & NEW YORK - May 8, 2025
Compass Pathways plc (Nasdaq: CMPS), a biotechnology company dedicated to accelerating patient access to evidence-based innovation in mental health, today reported its financial results for the first quarter 2025 and provided an update on recent progress across its business.

“We eagerly await the upcoming topline 6-week data readout, on track for late June, the first data from our pivotal phase 3 COMP360 program in treatment resistant depression.” said Kabir Nath, Chief Executive Officer. “Our continued progress reinforces Compass’ leadership in psychedelic therapy development, which we believe represents the next generation of mental health therapeutic options and can lead to significant value creation.”

Business Highlights

COMP360 psilocybin treatment in TRD (Treatment Resistant Depression)
•The pivotal phase 3 clinical program of COMP360 psilocybin treatment in TRD is the largest-to-date randomized, controlled, double-blind psilocybin treatment clinical program.
•All participants have completed dosing in part A of the COMP005 phase 3 trial for TRD and top-line 6-week (primary endpoint) data are expected in late June.
•26-week COMP005 data is expected once all participants in the COMP006 trial have completed part A of the COMP006 trial.
•COMP006 26-week data is expected in the second half of 2026.
•Recent 52-week data from an observational follow-up study published on COMP360 demonstrated a durable treatment response and a median time to depressive event of 92 days (n=252) on a single 25mg administration and 189 days (n=58) for the 25mg subgroup that continued into the COMP004 long-term extension

COMP360 psilocybin treatment in PTSD (Post Traumatic Stress Disorder)
•Company designing late-stage clinical trial program
•Phase 2 open label 12-week safety and tolerability study (n=22) announced in May 2024, showed COMP360 was well tolerated and demonstrated both rapid and durable improvement in symptoms from baseline observed following a single administration.

Financial highlights

•Net loss for the three months ended March 31, 2025, was $17.9 million, or $0.20 net loss per share: basic, $0.24 net loss per share: diluted, compared with $35.2 million, or $0.55 loss per share basic and diluted, during the same period in 2024. The decrease in net loss for the quarter was primarily driven by a $19.5 million non-cash gain on fair value adjustment related to our warrant liabilities. As the fair value of the warrants fluctuates with our share price and other market inputs, this adjustment can result in significant variability in our reported net loss.

•Non-cash share-based compensation for the three months ended March 31, 2025 was $3.9 million compared with $5.1 million for the same period in 2024.

•Research and development expenses were $30.9 million for the three months ended March 31, 2025, compared with $24.9 million during the same period in 2024. The increase was primarily attributable to development expenses associated with advancing our late-stage COMP360 phase 3 clinical trials partially offset by decreased personnel and non-cash share-based compensation expenses due to decreased staffing levels associated with the strategic reorganization that took place in the fourth quarter of 2024.

•General and administrative expenses were $18.7 million for the three months ended March 31, 2025, compared with $13.7 million during the same period in 2024. The increase was primarily attributable to issuance costs related to the 2025 Financing as well as expenses associated with consulting, accounting and legal advice.

•Gain on change in fair value of warrants for the three months ended March 31, 2025, was $19.5 million compared with $0.0 million during the same period in 2024.

•Cash and cash equivalents were $260.1 million as of March 31, 2025, compared with $165.1 million as of December 31, 2024.

•An additional $140.4 million net cash raised in the first quarter of 2025.

Financial Guidance

Full year 2025 net cash used in operating activities is expected to be in the range of $120 million to $145 million. The cash position at March 31, 2025 is expected to be sufficient to fund operating expenses and capital expenditure requirements at least through the planned 26-week data read-out from the COMP006 study, which is expected in the second half of 2026.

Conference call

The management team will host a conference call at 8:00 am ET (1:00 pm UK) on May 8, 2025. A live webcast of the call will be available on the Compass Pathways website at First Quarter 2025 Financial Results.

About Compass Pathways
Compass Pathways plc (Nasdaq: CMPS) is a biotechnology company dedicated to accelerating patient access to evidence-based innovation in mental health. We are motivated by the need to find better ways to help and empower people with serious mental health conditions who are not helped by existing treatments. We are pioneering a new paradigm for treating mental health conditions focused on rapid and durable responses through the development of our investigational COMP360 synthesized psilocybin treatment, potentially a first in class treatment. COMP360 has Breakthrough Therapy designation from the US Food and Drug Administration (FDA) and has received

Innovative Licensing and Access Pathway (ILAP) designation in the UK for treatment-resistant depression (TRD).
Compass is headquartered in London, UK, with offices in New York and San Francisco in the US. We envision a world where mental health means not just the absence of illness but the ability to thrive.

Forward-looking statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. In some cases, forward-looking statements can be identified by terminology such as “may”, “might”, “will”, “could”, “would”, “should”, “expect”, “intend”, “plan”, “objective”, “anticipate”, “believe”, “contemplate”, “estimate”, “predict”, “potential”, “continue” and “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements include express or implied statements relating to, among other things, statements regarding our expectations regarding our financial guidance; our business strategy and goals; our expectations and projections about the company’s future cash needs and financial results; our plans and expectations regarding our phase 3 trials in TRD, including our expectations regarding the time periods during which the results of the two Phase 3 trials will become available; the potential for the pivotal phase 3 program in TRD, any future trials in PTSD, or other trials to support regulatory filings and approvals; our expectations regarding the safety or efficacy of our investigational COMP360 psilocybin treatment, including as a treatment for treatment of TRD, PTSD, and anorexia nervosa; our ability to obtain regulatory approval and adequate coverage and reimbursement; our ability to transition from a clinical-stage to a commercial-stage organization and effectively launch a commercial product, if regulatory approval is obtained; and our expectations regarding the benefits of our investigational COMP360 psilocybin treatment. The forward-looking statements in this press release are neither promises nor guarantees, and you should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties, and other factors, many of which are beyond Compass’s control and which could cause actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements.
These risks, uncertainties, and other factors include, among others: uncertainties associated with risks related to clinical development which is a lengthy and expensive process with uncertain outcomes, and therefore our clinical trials may be delayed or terminated and may be more costly than expected; the results of early-stage clinical trials of our investigational COMP360 psilocybin treatment may not be predictive of the results of later stage clinical trials; our need for substantial additional funding to achieve our business goals and if we are unable to obtain this funding when needed and on acceptable terms, we could be forced to delay, limit or terminate our clinical trials; our efforts to obtain marketing approval from the applicable regulatory authorities in any jurisdiction for our investigational COMP360 psilocybin treatment may be unsuccessful; our efforts to commercialize and obtain coverage and reimbursement for our investigational COMP360 psilocybin treatment, if approved, may be unsuccessful; the risk that our strategic collaborations will not continue or will not be successful; and our ability to retain key personnel; and those risks and uncertainties described under the heading “Risk Factors” in Compass’s most recent annual report on Form 10-K or quarterly report on Form 10-Q, the prospectus supplement related to the proposed public offering we plan to file and in other reports we have filed with the U.S. Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. Except as required by law, Compass disclaims any intention or responsibility for updating or revising any forward-looking statements contained in this press release in the event of new information, future developments or otherwise. These forward-looking statements are based on Compass’s current expectations and speak only as of the date hereof.

Enquiries
Media: Media: Dana Sultan-Rothman, media@compasspathways.com, +1 484 432 0041
Investors: Stephen Schultz, stephen.schultz@compasspathways.com, +1 401 290 7324

COMPASS PATHWAYS PLC
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands, except share and per share amounts)
(expressed in U.S. Dollars, unless otherwise stated)

	March 31,	December 31,
	2025	2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$260,110	$165,081
Restricted cash	379	389
Prepaid expenses and other current assets	44,979	35,821
Total current assets	305,468	201,291
NON-CURRENT ASSETS:
Operating lease right-of-use assets	1,463	2,006
Deferred tax assets	4,028	3,774
Long-term prepaid expenses and other assets	8,176	6,595
Total assets	$319,135	$213,666
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$8,584	$12,283
Accrued expenses and other liabilities	11,194	14,495
Debt, current portion	8,988	5,513
Operating lease liabilities - current	1,233	1,725
Total current liabilities	29,999	34,016
NON-CURRENT LIABILITIES
Debt, non-current portion	21,553	24,652
Operating lease liabilities - non-current	259	303
Warrant liabilities	71,857	—
Total liabilities	$123,668	$58,971
SHAREHOLDERS' EQUITY:
Ordinary shares, £0.008 par value; 92,848,326 and 68,552,215 shares authorized, issued and outstanding at March 31, 2025 and December 31, 2024, respectively	938	702
Additional paid-in capital	763,436	704,919
Accumulated other comprehensive loss	(16,311)	(16,194)
Accumulated deficit	(552,596)	(534,732)
Total shareholders' equity	195,467	154,695
Total liabilities and shareholders' equity	$319,135	$213,666

COMPASS PATHWAYS PLC
Condensed Consolidated Statements of Operations and Comprehensive Loss
(unaudited)
(in thousands, except share and per share amounts)
(expressed in U.S. Dollars, unless otherwise stated)

	Three Months ended March 31,
	2025	2024
OPERATING EXPENSES:
Research and development	$30,880	$24,901
General and administrative	18,736	13,672
Total operating expenses	49,616	38,573
Loss from operations:	(49,616)	(38,573)
OTHER INCOME (EXPENSE), NET:
Fair value change of warrant liabilities	19,460	—
Benefit from R&D tax credit	8,448	3,101
Interest income	2,386	2,260
Foreign exchange gains (losses)	2,133	(783)
Interest expense	(1,124)	(1,098)
Other income	803	128
Total other income, net	32,106	3,608
Loss before income taxes	(17,510)	(34,965)
Income tax expense	(354)	(222)
Net loss	$(17,864)	$(35,187)

Net loss per share attributable to ordinary shareholders: basic	$(0.20)	$(0.55)
Weighted average ordinary shares outstanding: basic	89,192,252	64,222,178
Net loss per share attributable to ordinary shareholders: diluted	$(0.24)	$(0.55)
Weighted average ordinary shares outstanding: diluted	98,641,623	64,222,178

Net loss	$(17,864)	$(35,187)
Other comprehensive loss:
Foreign exchange translation adjustment	(117)	(36)
Comprehensive loss	$(17,981)	$(35,223)

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